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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of earliest event) January 31, 1999





                 ASSOCIATES CORPORATION OF NORTH AMERICA
          (Exact name of registrant as specified in its charter)




            DELAWARE
(State or other jurisdiction of incorporation)

(Commission File Number)        1-6154
(I.R.S. Employer
Identification Number)          74-1494554





250 E. Carpenter Freeway, Irving, Texas                          75062-2729
(Address of principal executive offices)                         (Zip Code)





Registrant's telephone number, including area code (972) 652-4000
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Item 2.  Acquisition or Disposition of Assets.

      On January 31, 1999, Associates First Capital Corporation ("AFCC") transferred substantially all of the domestic and Puerto Rico consumer finance operations of Avco Financial Services, Inc. ("Avco") to the Registrant.
Avco's domestic and Puerto Rico consumer finance operations offer a variety of consumer finance products and services, including home equity lending, private label credit cards, retail sales finance and consumer loans. The Registrant is a wholly-owned subsidiary of AFCC. The transaction was made as a contribution of capital to the Registrant. AFCC acquired the assets and assumed the liabilities of Avco, a former wholly owned subsidiary of Textron Inc., on January 6, 1999.

      The Registrant desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Act").
The 1995 Act provides a "safe harbor" for forward-looking statements to encourage companies to provide information without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected. Although the Registrant does not anticipate that it will make forward-looking statements as a general policy, the Registrant will make forward-looking statements as required by law or regulation, and from time to time may make such statements with respect to management's estimation of the future operating results and business of the Registrant.

    The Registrant hereby incorporates into this report by reference to its Form 10-K for the year ended December 31, 1997 the cautionary statements found on pages 23-24 of such Form 10-K.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses acquired

     (1) This acquisition does not meet the threshold for financial statements of the businesses acquired pursuant to Regulation S-X.

(b) Pro forma financial information

     (1) This acquisition does not meet the threshold for pro forma financial information pursuant to Regulation S-X.


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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ASSOCIATES CORPORATION OF NORTH AMERICA




                             By: /s/ John F. Stillo
                                  -------------------
                                  John F. Stillo
                                  Senior Vice President and Comptroller

Date: February 12, 1999